Asset Backed Securities Portfolio Analysis
Aegis Mortgage Corporation
ABSC AEG 2006-HE1
7,503 records
All records
Balance: 1,101,821,450

Selection Criteria: All records
Table of Contents
  Summary
  DTI
  Lien-IO
  ARM-Fix
  Balloon
  Occupancy
  Property Type

1. Summary

% of collateral with silent second: 36.57
CLTV including silent second: 87.09

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2. DTI

DTI	Percent Full Doc	Percent Stated Doc	Percent Alternate Doc	Percent No Doc
<= 0.00	0.00	0.00	0.00	100.00
5.01 - 10.00	47.46	18.10	34.44	0.00
10.01 - 15.00	71.82	23.19	4.99	0.00
15.01 - 20.00	70.47	19.30	10.23	0.00
20.01 - 25.00	67.68	23.50	8.81	0.00
25.01 - 30.00	65.60	29.78	4.62	0.00
30.01 - 35.00	64.54	31.03	4.43	0.00
35.01 - 40.00	56.38	40.62	3.00	0.00
40.01 - 45.00	49.42	48.36	2.22	0.00
45.01 - 50.00	54.75	42.57	2.67	0.00
50.01 - 55.00	65.54	29.81	4.65	0.00
55.01 - 60.00	71.85	21.47	6.68	0.00
Total:	57.31	39.03	3.52	0.15

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3. Lien-IO

Lien-IO	% of Total	Avg Loan Size	WAC	LTV	CLTV	DTI	%IO	% Second Lien	% ARM	% Full Doc	% Non Onwer Occupied (Excludes Primary and Second Homes)
Ist Lien IO	30.12	234871.54	7.172	79.99	92.05	42.25	100.00	0.00	95.69	47.53	0.04
Ist Lien Non IO	64.80	149773.46	7.891	78.48	83.79	40.73	0.00	0.00	77.90	62.15	5.11
Second Lien	5.08	42311.31	10.636	99.71	99.71	41.72	0.00	100.00	0.00	53.56	0.00
Total:	100.00	146850.79	7.814	80.02	87.09	41.24	30.12	5.08	79.30	57.31	3.33

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4. ARM-Fix

ARM-Fix	% of Total	Avg Loan Size	WAC	LTV	CLTV	DTI	%IO	% Second Lien	% ARM	% Full Doc	% Non Onwer Occupied (Excludes Primary and Second Homes)
First Lien ARM	79.30	174050.24	7.701	79.62	87.90	41.52	36.35	0.00	100.00	54.44	3.44
First Lien Fixed	15.62	148371.89	7.467	75.64	78.85	39.67	8.31	0.00	0.00	73.13	3.81
Second Lien	5.08	42311.31	10.636	99.71	99.71	41.72	0.00	100.00	0.00	53.56	0.00
Total:	100.00	146850.79	7.814	80.02	87.09	41.24	30.12	5.08	79.30	57.31	3.33

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5. Balloon

Balloon	% of Total	Avg Loan Size	WAC	LTV	CLTV	DTI	%IO	% Second Lien	% ARM	% Full Doc	% Non Onwer Occupied (Excludes Primary and Second Homes)
N	98.10	147360.22	7.813	80.00	87.12	41.23	30.62	4.97	79.46	57.24	3.38
Y	1.90	124608.53	7.860	80.94	85.15	41.52	4.42	10.65	70.90	61.25	0.79
Total:	100.00	146850.79	7.814	80.02	87.09	41.24	30.12	5.08	79.30	57.31	3.33

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6. Occupancy

Occupancy	% of Total	Avg Loan Size	WAC	LTV	CLTV	DTI	%IO	% Second Lien	% ARM	% Full Doc	% Non Onwer Occupied (Excludes Primary and Second Homes)
Investment	3.33	117090.93	8.528	80.45	81.10	41.88	0.39	0.00	82.12	47.76	100.00
Primary Residence	95.66	147927.65	7.786	79.98	87.35	41.23	31.40	5.31	79.09	57.92	0.00
Second Home	1.02	172115.62	8.114	82.03	82.03	40.46	6.85	0.00	89.48	30.87	0.00
Total:	100.00	146850.79	7.814	80.02	87.09	41.24	30.12	5.08	79.30	57.31	3.33

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7. Property Type

Property Type	% of Total	Avg Loan Size	WAC	LTV	CLTV	DTI	%IO	% Second Lien	% ARM	% Full Doc	% Non Onwer Occupied (Excludes Primary and Second Homes)
24	7.60	211878.33	7.581	78.92	83.78	44.28	31.28	3.53	79.41	39.77	15.11
Condo	5.01	143327.39	7.946	81.68	91.40	41.15	36.78	6.81	87.20	53.76	3.08
PUD	12.10	162607.90	7.740	80.16	88.06	41.17	35.99	6.38	80.38	60.06	2.12
SFR	74.96	140529.43	7.841	79.99	86.97	40.95	28.64	4.92	78.58	58.88	2.35
T	0.34	143020.61	7.691	80.65	87.26	40.32	23.92	3.04	79.99	58.84	1.39
Total:	100.00	146850.79	7.814	80.02	87.09	41.24	30.12	5.08	79.30	57.31	3.33

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Credit Suisse
11 Madison Avenue
New York, New York 10010
www.credit-suisse.com
Jan 26, 2006 14:55

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.